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                         FIRST DENHAM BANCSHARES, INC.
                               523 Florida Avenue
                              Post Office Box 1559
                     Denham Springs, Louisiana  77027-1559

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Bruce R. Easterly and A. Shelby Easterly, or any of them each with full power to act alone and to appoint his substitute, as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of First Denham Bancshares, Inc. (the "Company") held of record by the undersigned on ___________, 1994, at the special meeting of shareholders to be held on __________, 199_, at ____.m., and at any and all adjournments thereof.

         1. A proposal to approve and adopt the Agreement and Plan of Reorganization, and a related Merger Agreement, pursuant to which the Company will be merged with and into Hancock Holding Company.

                 FOR  ________      AGAINST  _________      ABSTAIN  ________

         2. In their discretion, to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

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*  THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO INSTRUCTIONS ARE      *
*  SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.  IF ANY OTHER      *
*  BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY     *
*  THOSE NAMED IN THIS  PROXY IN THEIR DISCRETION.                        *
*                                                                         *
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         Please sign exactly as your name appears on certificate(s)
representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 199__

____________________________________        ____________________________________
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER

____________________________________        ____________________________________
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER

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*     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE     *
*                     ENCLOSED POSTAGE-PAID ENVELOPE                      *
*                                                                         *
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